Exhibit 23.2

Consent of Independent Auditor

We consent to the inclusion in this Amendment No. 1 to Registration Statement on Form S-4 of Allegiance Bancshares, Inc. of our report dated March 26, 2018, relating to our audit of the consolidated financial statements of Post Oak Bancshares, Inc. as of and for the years ended December 31, 2017 and 2016. We also consent to the reference to our firm under the heading “Experts” in this Registration Statement on Form S-4.

/s/ Harper & Pearson Company, P.C.

Harper & Pearson Company, P.C.

Houston, Texas

August 2, 2018